SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Ciena Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Ciena Corporation

1201 Winterson Road
Linthicum, Maryland 21090

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 16, 2005

To the Stockholders of Ciena Corporation:

      The 2005 Annual Meeting of Stockholders of Ciena Corporation will be held at the Four Points by Sheraton BWI Airport Hotel, 7032 Elm Road, Baltimore, Maryland, on Wednesday, March 16, 2005 at 3:00 p.m. local time for the following purposes:

1. To elect three members of the Board of Directors to serve as Class II directors for three-year terms, or until their respective successors are elected and qualified.

2. To consider a proposed amendment to our 2003 Employee Stock Purchase Plan (“ESPP”) that will (a) increase the number of shares of common stock available for issuance under the ESPP to 25 million shares, and (b) beginning on December 31, 2005, annually increase the number of shares available for issuance under our ESPP by up to five million shares, provided that the total number of shares available for issuance at any time under the ESPP shall not exceed 25 million.

3. To consider the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2005.

4. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope. If you elected to receive our Proxy Statement and Annual Report to Stockholders electronically over the Internet, you will not receive a paper proxy card and you should vote online, unless you cancel your enrollment. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically over the Internet or by telephone. Please refer to the Proxy Statement and voting materials provided by your bank or broker for instructions.

By Order of the Board of Directors,

Russell B. Stevenson, Jr.
Secretary

Linthicum, Maryland

January 26, 2005

CIENA CORPORATION

1201 WINTERSON ROAD
LINTHICUM, MARYLAND 21090

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held March 16, 2005

      We are furnishing this Proxy Statement to stockholders of Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, in connection with the solicitation by the Board of Directors of Ciena of proxies to be voted at the Annual Meeting of Stockholders to be held at the Four Points by Sheraton BWI Airport Hotel, 7032 Elm Road, Baltimore, Maryland, on Wednesday, March 16, 2005 at 3:00 p.m. local time, or at any adjournment thereof. This Proxy Statement, the proxy card and our Annual Report to Stockholders will be mailed to each stockholder entitled to vote commencing on or about January 26, 2005.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

      The Board of Directors has set January 18, 2005 as the record date for the Annual Meeting. If you were the owner of Ciena common stock at the close of business on January 18, 2005, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent as a “stockholder of record”; and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

      A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 1201 Winterson Road, Linthicum, Maryland 21090, and at the time and place of the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

      A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 572,222,422 shares of Ciena common stock outstanding. Your shares are counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly submitted a proxy card prior to the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

      The items scheduled to be voted on at the Annual Meeting are:

•	the election of three Class II directors to the Board of Directors for a three-year term;

•	an amendment to our ESPP that will (a) initially increase the number of shares available for issuance under our ESPP to 25 million shares, and (b) beginning on December 31, 2005, annually increase the number of shares available for issuance under our ESPP by up to five million shares, provided that the total number of shares available for issuance at any time under the ESPP shall not exceed 25 million; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2005.

      If any other matters are properly submitted for consideration at the Annual Meeting or any adjournment thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

How does the Board of Directors recommend that I vote?

      The Board of Directors recommends that you vote “FOR” the director nominees named in this Proxy Statement, “FOR” the amendment to our ESPP and “FOR” the ratification of the appointment of our independent registered public accounting firm.

How many votes are required to approve each proposal?

      Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders may not cumulate votes in the election of directors.

      Approval of the amendment to our ESPP and the ratification of the appointment of our independent registered public accounting firm each requires the “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

How are votes counted?

      You may either vote “FOR” or “WITHHOLD” authority to vote for our director nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the amendment to our ESPP and the ratification of the appointment of our independent registered public accounting firm. If you withhold authority to vote with respect to any nominees, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of those nominees. If you abstain from voting on a proposal, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, and the abstention will have the same effect as a vote against that proposal.

      Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers do not receive voting instructions from their customers and the broker does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain routine items but not on other items. Broker non-votes will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote for the amendment to our ESPP or the ratification of our independent registered public accounting firm.

      The persons named as proxies are officers of Ciena. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” the election of the three director nominees nominated by the Board of Directors, “FOR” the amendment to our ESPP and “FOR” the ratification of the appointment of our independent registered public accounting firm.

How do I vote my shares without attending the Annual Meeting?

      Whether you are a “stockholder of record” or hold your shares in “street name,” you may direct your vote without attending the Annual Meeting in person. If you are a stockholder of record, you may vote by signing and dating your enclosed proxy card and mailing it in the postage-paid envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

      If your shares are registered in the name of a bank or a brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders that hold shares in “street name” the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide voting instructions. Eligible stockholders who elected to receive our Proxy Statement and Annual Report to Stockholders via the Internet will be receiving an e-mail on or about January 27, 2005 with information explaining how to access stockholder information and instructions for voting. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the Annual Meeting?

      Even if you plan to attend the Annual Meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you are unable, or later decide not to, attend the Annual Meeting. If you are a stockholder of record, you may vote in person by marking and signing the ballot to be provided at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other stockholder of record in order to vote by ballot at the Annual Meeting.

What happens if my shares are held in more than one account?

      If your shares are held in more than one account, you will receive a proxy card (or other voting instructions if such shares are held in street name) for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

May I revoke my proxy and change my vote?

      You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•	delivering a written notice of revocation bearing a later date than the proxy card to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary; or

•	voting in person at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

      Ciena’s Board of Directors currently consists of ten members. The directors are divided into three classes, each class consisting of two or more directors, with each class serving on the Board of Directors for a staggered three-year term. Class II, whose term expires at the Annual Meeting, consists of Ms. O’Brien and Messrs. Cash and Smith; Class III, whose term expires in 2006, consists of Professor Bradley and Messrs. Davis and Taylor; and Class I whose term expires in 2007, consists of Ms. Fitt, Dr. Nettles, and Messrs. Dillon and Rowny. At the Annual Meeting, three directors will be elected to fill positions in Class II. Ms. O’Brien and Messrs. Cash and Smith, each of whom currently serves as a director, have been recommended by the Governance and Nominations Committee and nominated by the Board of Directors to stand for election at the Annual Meeting. Each of the nominees for Class II, if elected, will serve for a term expiring at the 2008 Annual Meeting of stockholders, or until their successors are elected and qualified.

      Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this Proxy Statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

      The following table presents information, including age, term of office and business experience, for each person nominated for election as a Ciena director and for those directors whose terms of office will continue after the meeting.

Director Nominees for Election to Class II with Terms Expiring in 2008

Harvey B. Cash	Director of Ciena since April 1994. Mr. Cash, age 66, is a general partner of InterWest Partners, a venture capital firm in Menlo Park, California that he joined in 1985. Mr. Cash serves on the board of directors of i2 Technologies Inc., Silicon Laboratories, Inc., First Acceptance Corp., Airspan Networks, Inc., Staktek Holdings, Inc., Voyence Inc. and Resolution EBS Inc. Mr. Cash serves on the Compensation Committee and as Chairperson of the Governance and Nominations Committee of the Ciena Board of Directors. Mr. Cash also serves as Ciena’s lead outside director.

Judith M. O’Brien	Director of Ciena since July 2000. Ms. O’Brien, age 54, has been a Managing Director at Incubic Venture Funds, a venture capital firm in Mountain View, California, since February 2001. From 1984 until 2001, she was a partner with Wilson Sonsini Goodrich & Rosati, where she specialized in corporate finance, mergers and acquisitions and general corporate matters. Ms. O’Brien serves on the board of directors of Arcturus Bioscience, Inc., GeoVector Corporation, Grandis Inc., Memec Group Holdings Limited and Mistletoe Technologies, Inc. Ms. O’Brien serves on the Governance and Nominations Committee and as the Chairperson of the Compensation Committee of the Ciena Board of Directors.

Gary B. Smith	Director of Ciena since October 2000. Mr. Smith, age 44, has served as Ciena’s President and Chief Executive Officer since May 2001. Mr. Smith served as President and Chief Operating Officer from October 2000 to May 2001. Mr. Smith served as Ciena’s Senior Vice President, Chief Operating Officer from August 1999 to October 2000, as Senior Vice President, Worldwide Sales from September 1998 to August 1999, and was previously Vice President of International Sales upon joining Ciena in November 1997. Mr. Smith currently serves on the board of directors for CommVault Systems, Inc. and the American Electronics Association, and also serves as a commissioner for the Global Information Infrastructure Commission.

Class III Directors with Terms Expiring in 2006

Stephen P. Bradley, Ph.D.	Director of Ciena since April 1998. Professor Bradley, age 63, is the William Ziegler Professor of Business Administration and teaches Competitive and Corporate Strategy in the Advanced Management Program at the Harvard Business School. A member of the Harvard faculty since 1968, Professor Bradley is also

Chairman of Harvard’s Executive Program in Competition and Strategy: Building and Sustaining Competitive Advantage. Professor Bradley serves on the board of directors of the Risk Management Foundation of the Harvard Medical Institutions and Ameriss Corporation. Professor Bradley serves on the Audit Committee and the Governance and Nominations Committee of the Ciena Board of Directors.

Don H. Davis, Jr.	Director of Ciena since March 2002. Mr. Davis, age 65, is the Retired Chairman and Chief Executive Officer of Rockwell Automation, Inc. (formerly known as Rockwell International Corporation). Mr. Davis served as Chairman of Rockwell Automation from 1998 until February 2005, and served as Chief Executive Officer from 1998 to February 2004. Mr. Davis also serves on the boards of Illinois Tool Works, Inc. and Journal Communications, Inc. and is a member of the Business Council, the Business Roundtable, and The Conference Board. Mr. Davis is also a past chairman of the Board of Governors of the National Electrical Manufacturers Association. Mr. Davis serves on the Compensation Committee of the Ciena Board of Directors.

Gerald H. Taylor	Director of Ciena since January 2000. Mr. Taylor, age 63, has served as a Managing Member of Mortonsgroup, LLC, a private equity group that invests in and works with early stage technology companies, since January 2000. From 1996 to 1998, Mr. Taylor was Chief Executive Officer of MCI Communications Corporation. Mr. Taylor serves on the board of directors of Lafarge North America Inc. Mr. Taylor serves on the Compensation Committee of the Ciena Board of Directors.

Class I Directors with Terms Expiring in 2007

John R. Dillon	Director of Ciena since October 1999. Mr. Dillon, age 63, has served in a variety of positions at The Coca-Cola Company, Scientific-Atlanta, Inc. and Fuqua National. Mr. Dillon joined Cox Enterprises in 1980 and, until his retirement in 1996, served as Senior Vice President, Chief Financial Officer and director. Mr. Dillon serves on the Audit Committee of the Ciena Board of Directors.

Lawton W. Fitt	Director of Ciena since November 2000. Ms. Fitt, age 51, has served as Director of the Royal Academy of Arts in London since October 2002. Ms. Fitt resigned from her position with the Royal Academy of Arts in December 2004 and anticipates departing in the first half of 2005. Ms. Fitt was an investment banker with Goldman Sachs & Co. from 1979 to October 2002, where she was a partner from 1994 and a managing director from 1996 to October 2002. Ms. Fitt is a trustee of the Darden School Foundation and a director of Reuters PLC and Citizens Communications Company. Ms. Fitt serves as Chairperson of the Audit Committee of the Ciena Board of Directors.

Patrick H. Nettles, Ph.D.	Executive Chairman of the Board of Directors of Ciena since May 2001. Dr. Nettles, age 61, was Chairman of the Board and Chief Executive Officer of Ciena from October 2000 to May 2001, and was President, Chief Executive Officer and Director from April 1994 to October 2000. Dr. Nettles serves as a Trustee for the California Institute of Technology and also serves on the Advisory Board to the President at Georgia Institute of Technology. Dr. Nettles also serves on the board of directors of Axcelis Technologies, Inc., Carrius Technologies, Inc. and The Progressive Corporation.

Michael J. Rowny	Director of Ciena since August 2004. Mr. Rowny, age 54, has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications in positions including President and Chief Executive Officer of MCI’s International Ventures, Alliances and Correspondent group, acting Chief Financial Officer, Senior Vice President of Finance, and Treasurer. Mr. Rowny serves on the board of directors of Intelliden Corporation, Llamagraphics, Inc. and is chairman of Step 9 Software Corporation. Mr. Rowny serves on the Audit Committee of the Ciena Board of Directors.

Independent Directors

      The Board of Directors has determined that, with the exception of Dr. Nettles and Mr. Smith, both of whom are employees of Ciena, all of its members are “independent directors” as that term is defined in the listing standards of the Nasdaq Stock Market.

Communicating with the Board of Directors

      The Board of Directors has adopted a procedure for receiving and addressing communications from stockholders. Stockholders may send written communications to the entire Board of Directors or to any of its committees, addressing them to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary. Communications by e-mail should be addressed to ir@ciena.com and marked “Attention: Corporate Secretary” in the “Subject” field.

Ethics

      Ciena has adopted a Code of Business Conduct and Ethics that is applicable to all of its directors, officers and employees and complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. The Code of Business Conduct and Ethics also reflects Ciena’s policy of dealing with all persons, including its customers, employees, investors, and suppliers, with honesty and integrity. A copy of Ciena’s Code of Business Conduct and Ethics can be found on the investor relations page of our website at www.ciena.com. You may also obtain a copy of this document without charge by writing to: Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary.

Board of Directors Committees and Meetings

      During fiscal 2004, the Board of Directors held seven meetings. The Board of Directors currently has three standing committees, each consisting entirely of independent directors: the Audit Committee, which held five meetings during fiscal 2004; the Compensation Committee, which held eight meetings during fiscal 2004; and the Governance and Nominations Committee, which held four meetings during fiscal 2004. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. Two members of the Board of Directors attended Ciena’s 2004 Annual Meeting. Ciena encourages, but does not require, members of the Board of Directors to attend Annual Meetings. Each of the three standing committees of the Board of Directors has a written charter, copies of which can be found on the Corporate Governance page of Ciena’s website at www.ciena.com.

Committee Composition

      The table below details the composition of the committees of Ciena’s Board of Directors. Mr. Smith and Dr. Nettles do not serve on committees of the Board of Directors.

Governance and
	Audit	Compensation	Nominations
Director Name	Committee	Committee	Committee

Stephen P. Bradley, Ph.D.	X		X
Harvey B. Cash		X	X
Don H. Davis, Jr.		X
John R. Dillon	X
Lawton W. Fitt	X
Judith M. O’Brien		X	X
Michael J. Rowny	X
Gerald H. Taylor		X

Audit Committee

      During fiscal 2004, Ciena’s Audit Committee consisted of Professor Bradley, Messrs. Dillon and Rowny, and Ms. Fitt, who serves as Chairperson. Mr. Dillon served as Chairperson of the Audit Committee until December 2004.

      The Ciena Audit Committee is an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. In addition to meeting the Nasdaq Stock Market’s tests for director independence, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. The Board of Directors has determined that each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the Nasdaq Stock Market. The Board of Directors has determined that Messrs. Dillon and Rowny are “audit committee financial experts” as defined in Item 401 of Regulation S-K.

      Among its responsibilities, the Audit Committee appoints and establishes the compensation for Ciena’s independent registered public accounting firm, approves in advance all engagements with Ciena’s independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by Ciena to prepare its periodic reports, reviews and approves Ciena’s critical accounting policies, discusses the plans and reviews results of the audit engagement with Ciena’s independent registered public accounting firm, reviews the independence of Ciena’s independent registered public accounting firm, and oversees Ciena’s accounting processes including the adequacy of its internal controls over financial reporting. Ciena’s independent registered public accounting firm reports directly to the Audit Committee. To assist it in carrying out its responsibilities, the Audit Committee is authorized to retain the services of independent advisors.

Compensation Committee

      During fiscal 2004, Ciena’s Compensation Committee consisted of Messrs. Cash, Davis and Taylor and Ms. O’Brien, who serves as Chairperson.

      The Compensation Committee advises and assists management in developing Ciena’s overall compensation strategy to assure that it promotes stockholder interests, supports Ciena’s strategic and tactical objectives, and provides for appropriate rewards and incentives for Ciena’s management and employees. As part of that responsibility, the Committee reviews and approves the structure of Ciena’s bonus plans and administers

Ciena’s stock option plans. To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors.

      At the end of each fiscal year, the Compensation Committee evaluates the performance of the Executive Chairman and the Chief Executive Officer and establishes their compensation for the next fiscal year. The Compensation Committee also reviews with the Chief Executive Officer the performance of the other executive officers and approves their compensation for the next fiscal year. Finally, the Compensation Committee establishes the corporate goals under the bonus plan and, on occasion, determines whether there are reasons to waive aspects of those goals that were not achieved.

Governance and Nominations Committee

      During fiscal 2004, Ciena’s Governance and Nominations Committee consisted of Ms. O’Brien, Professor Bradley and Mr. Cash, who serves as Chairperson.

      The Committee reviews, develops and makes recommendations to the Board of Directors regarding various aspects of the Board of Directors’ and Ciena’s governance processes and procedures. It also recommends candidates for election to fill vacancies on the Board of Directors, including renominations of members whose terms are due to expire. The Committee is also responsible for making recommendations to the Board of Directors regarding the compensation of its non-employee members.

      In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Committee endeavors to identify, recruit and nominate candidates characterized by wisdom, maturity, sound judgment, excellent business skills and high integrity. The Committee seeks to assure that the Board of Directors is composed of individuals of diverse backgrounds who have a variety of complementary experience, training and relationships relevant to Ciena’s needs. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the Committee determines whether the incumbent director is willing to stand for re-election. If so, the Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with Ciena’s business. In addition, the Committee considers recommendations for nomination from any reasonable source, including Ciena’s officers, directors and stockholders according to the foregoing standards. When appropriate, the Committee may retain executive recruitment firms to assist in identifying suitable candidates. Stockholders who wish to suggest potential nominees may address their suggestions in writing to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary.

Directors’ Fees

      Non-employee members of the Board of Directors receive $1,500 for participation in each regular meeting of the Board of Directors and $1,000 for each committee meeting, and the chairperson of each committee receives a supplemental fee of $500 for each committee meeting. Non-employee members of the Board of Directors also receive an annual retainer of $20,000. Ciena reimburses each non-employee member of the Board of Directors for out-of-pocket expenses incurred in connection with attendance at meetings.

      Under Ciena’s 1996 Outside Directors Stock Option Plan (the “Directors Plan”), non-employee Directors are eligible to receive stock options in consideration for their services. The Directors Plan provides that each non-employee Director receives an option grant for 60,000 shares of common stock upon joining the Board of Directors and an annual option grant for 20,000 shares of common stock at each Annual Meeting. Directors who have not served for at least twelve months as of the date immediately following the date of the last Annual Meeting receive a pro-rata annual option grant. The exercise price of options granted under the Directors Plan is equal to the closing price per share of Ciena common stock on the Nasdaq Stock Market on the date of grant. Initial grants under the Directors Plan vest in thirds annually over a period of three years and annual grants vest in full on the first anniversary of the date of grant. Options generally must be exercised within ten years.

      At the Annual Meeting held on March 10, 2004, each of the non-employee directors received an annual option grant to purchase 20,000 shares of common stock under the Directors Plan, each with an exercise price of $5.57 per share. Mr. Rowny became a director in August 2004 and received a grant to purchase 60,000 shares of common stock under the Directors Plan, with an exercise price of $1.94.

Proposal No. 1 — Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that Ciena stockholders vote “FOR” the election of the nominees listed above.

PROPOSAL NO. 2

AMENDMENT TO THE 2003 EMPLOYEE STOCK PURCHASE PLAN

General

      We are asking our stockholders to approve an amendment to our 2003 Employee Stock Purchase Plan (the “ESPP”). The proposed amendment to our ESPP will (a) initially increase the number of shares of Ciena common stock available for issuance under ESPP to 25 million shares, and (b) beginning on December 31, 2005, annually increase the number of shares available for issuance under our ESPP by up to five million shares, provided that the total number of shares available for issuance at any time under the ESPP shall not exceed 25 million (the “Amendment”). A copy of the ESPP, as proposed to be modified by the Amendment, is attached to this Proxy Statement as Annex A.

      The ESPP allows all full-time and certain part-time employees to purchase shares of Ciena common stock at a discount to fair market value. Employees purchase shares in March and September of each year using funds deducted from paychecks during the preceding six months. The ESPP is an important component of the benefits package that Ciena offers to its employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of Ciena.

      Ciena’s stockholders previously approved the adoption of the ESPP in March 2003. At that time, the ESPP had 20 million shares authorized for issuance. The Board of Directors believes it is in the best interest of Ciena and its stockholders that the Amendment be approved. The Amendment was unanimously approved by the Board of Directors on December 8, 2004, and will become effective on its approval by Ciena’s stockholders. The Amendment is necessary, in part, because of the reduction in Ciena’s trading price per share that has occurred since the adoption of the ESPP. Assuming that employee dollar amount contributions under the ESPP remain constant, the lower price per share of Ciena common stock has the effect of increasing the number of shares issued to employees under the ESPP. Such issuances could cause Ciena to exhaust the remaining shares available under the ESPP sooner than expected and result in the termination of the ESPP prior to its ten year expected term. The Board of Directors believes that the Amendment is necessary to avoid premature termination of the ESPP and to ensure that the ESPP will continue to have a positive impact on employee recruiting, retention and motivation.

      As of December 31, 2004 approximately 15.8 million shares are available for issuance under the ESPP. This number will be reduced further by the sale of shares from the ESPP on March 16, 2005, the next purchase date (which happens to be the same date as the Annual Meeting). This will increase the number of shares that the Amendment will add to the ESPP in order to increase the number of shares available for issuance to 25 million. The precise amount of the increase is not determinable at this time, as it will be dependent on the price of Ciena common stock on March 16, 2005 and the extent to which participants reduce or terminate their contributions. Based upon the current level of participation in the ESPP and Ciena’s September 2004 offer price under the ESPP, however, Ciena estimates that approximately 2.8 million additional shares will be issued. As a result, approximately 12 million shares, representing 2.1% of the 572,279,334 shares of Ciena common stock outstanding on December 31, 2004, will need to be added to the ESPP following the March 16, 2005 purchase date in order to have 25 million shares available for future issuance under the ESPP. Assuming approval of the Amendment, the number of shares available for issuance under the ESPP will be immediately increased to 25 million following the Annual Meeting and March 16, 2005 purchase under the ESPP.

      In addition, the Amendment provides for an “evergreen” mechanism by which the ESPP, beginning on December 31, 2005, will annually increase the number of shares available for issuance thereunder by up to five million shares, provided that the total number of shares remaining available for issuance under the ESPP shall not exceed 25 million. In no event will the annual increase pursuant to the Amendment be greater than five million shares. Five million shares represents approximately 0.87% of Ciena’s common stock outstanding on December 31, 2004.

      Other than the Amendment described above, the terms and conditions of the ESPP are unchanged and remain the same as those approved by stockholders in March 2003. A copy of the ESPP, as amended by the Amendment, is attached hereto as Annex A. A summary of the principal features of the ESPP follows.

Summary of the ESPP

      Administration. The ESPP is administered under the direction of the Compensation Committee of the Board of Directors. The Committee has authority to interpret the ESPP and to make all other determinations necessary or advisable in administering it.

      Eligibility. All full-time, and certain part-time, employees with at least three months of continuous service are eligible to participate in the ESPP. Part-time employees whose customary employment is for less than five months in any calendar year, or whose customary employment is less than 21 hours per week, are ineligible to participate. Employees who, after exercising their rights to purchase shares under the ESPP, would own shares representing 5% or more of the voting power of Ciena’s common stock, are also ineligible to participate. As of December 31, 2004, approximately 1,660 employees were eligible to participate in the ESPP.

      Participation in the ESPP is at the election of each eligible employee and the amounts received by a participant under the ESPP depend on the fair market value of Ciena’s common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the ESPP is approved are not currently determinable.

      Shares Available for Issuance. Assuming the Amendment is approved by stockholders at the Annual Meeting, there will be 25 million shares available for issuance under the ESPP. This number will be increased each year (on December 31) by the lesser of 5 million shares and such number of shares necessary to increase the number of shares available for issuance under the ESPP to 25 million shares. In no event, will the annual increase pursuant to the Amendment be greater than five million shares, and the ESPP shall not at any time exceed 25 million shares available for issuance, which represents approximately 4.4% of Ciena’s common stock outstanding on December 31, 2004. Because the ESPP will expire by its terms on January 24, 2013, there will only be eight annual increases pursuant to the Amendment and the maximum number of shares that can be added to the ESPP during this term pursuant to annual increases cannot exceed 40 million shares. If the Amendment is approved by stockholders at the Annual Meeting, the first annual increase under the ESPP will occur on December 31, 2005, with additional increases to occur on each December 31 thereafter.

      Participation. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 10%, or a flat dollar amount, of his or her “eligible earnings” (i.e., regular base pay, not including overtime pay, bonuses, employee benefit plans or other additional payments) for each full payroll period in the offering period. To ensure that IRS share limitations are not exceeded, we do not accept contributions from an individual participant in excess of $21,250.

      Purchases. Eligible employees enroll in a 24-month offering period during the open enrollment period prior to the start of that offering period. A new offering period begins approximately every March 16 and September 16. Each offering period consists of four six-month purchase periods during which payroll deductions are accumulated. At the end of each six-month purchase period, the accumulated deductions are used to purchase shares of Ciena’s common stock from Ciena.

      Shares are purchased at a price equal to 85% of the fair market value (the “FMV”) of Ciena’s common stock on either the trading day immediately preceding the first trading day of an offering period (the “Offer Date”) or the last trading day of a purchase period (the “Purchase Date”), whichever is lower. If the FMV on the Purchase Date is less than the FMV on the Offer Date, a new 24-month offering period is automatically started. The closing price of Ciena’s common stock on January 18, 2005, as quoted on the Nasdaq National Market under the symbol “CIEN,” was $2.91 per share.

      Termination of Employment. If a participating employee voluntarily resigns or is terminated by Ciena prior to the last day of the Purchase Period, the employee’s option to purchase terminates and the amount in the employee’s account is returned to the employee.

      Adjustments Upon Change in Capitalization. In the event of a recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or similar event, the number and kind of shares that may be purchased under the ESPP is adjusted proportionately such that the proportionate interest of participating employees remains the same, to the extent practicable.

      Participation Adjustment. If the number of unsold shares that are available for purchase under the ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees is reduced proportionately. Any funds remaining in a participating employee’s account after such exercise are refunded to the employee.

      Effect of Change of Control. In the event of a dissolution or liquidation of Ciena, or a merger or other similar transaction in which Ciena is not the surviving entity, or upon a sale of all or substantially all of Ciena’s assets, the ESPP and all outstanding rights thereunder terminate unless provision is made in writing in connection with the transaction for the continuation of the ESPP and/or the assumption of the rights granted under it, or for the substitution for those rights of new rights covering the stock of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. In that event, the ESPP continues in the manner and under the terms provided. In the event of any such termination of the ESPP, all current purchase periods and offering periods shall be deemed to have ended on the last trading day prior to such termination, and the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day.

      Amendment. The Board of Directors may amend the ESPP at any time and in any respect. An amendment to the ESPP shall be contingent on approval of the stockholders only to the extent required by applicable law, regulations or rules or as provided by the Board of Directors.

      Termination. The Board of Directors may terminate the ESPP at any time and for any reason or for no reason, provided that no termination shall impair any rights of participating employees that have vested at the time of termination. Without further action of the Board of Directors, the ESPP shall terminate on January 24, 2013, ten years after the date of its adoption by the Board of Directors or, if earlier, at such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

      Rule 16b-3. Transactions under the ESPP are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision.

      U.S. Federal Income Tax Consequences. The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase ESPP are sold or otherwise disposed of.

      Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable Offering Period.

      Any additional gain should be treated as long-term capital gain.

      If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

      Ciena is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to Ciena.

      The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

Participation in the ESPP

      The following table sets forth the aggregate purchase price, aggregate fair market value on the purchase date and number of shares purchased under the ESPP by (i) the Named Executive Officers (as defined in the Summary Compensation Table below), (ii) all current executive officers as a group, and (iii) all other employees, including all current officers who are not executive officers, as a group, during fiscal 2004. Ciena’s directors are not eligible to participate in the ESPP.

ESPP Participation During Fiscal 2004

Dollar Value($)

	Aggregate	Aggregate Fair	Number of
Name	Purchase Price	Market Value	Shares

Patrick H. Nettles, Ph.D.	—	—	—
Gary B. Smith	—	—	—
Stephen B. Alexander	—	—	—
Joseph R. Chinnici	—	—	—
James F. Collier III	—	—	—
Nicholas S. Jeffery(1)	$12,392	$14,579	2,777
Executive Group (14 persons)	—	—	—
Non-Executive Officer Employee Group	$8,379,228	$9,210,984	2,744,046

(1)	Mr. Jeffery served as Ciena’s Senior Vice President, World Wide Sales until his departure in June 2004. Pursuant to SEC rules, Mr. Jeffery has been included among the “Named Executive Officers” for 2004.

Proposal No. 2 — Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that Ciena stockholders vote “FOR” approval of the Amendment to our ESPP.

OWNERSHIP OF SECURITIES

      The following table sets forth, as of December 31, 2004, the beneficial ownership of Ciena’s common stock for the following persons:

•	all stockholders known by us to beneficially own more than 5% of our common stock;

•	our Chief Executive Officer and certain Named Executive Officers (as that term is defined in the Summary Compensation Table in this Proxy Statement);

•	each of our directors; and

•	all of our directors and executive officers as a group.

      Certain information in the table concerning beneficial owners other than our directors and officers is based on information contained in filings made by such beneficial owners with the Securities and Exchange Commission.

      Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date that information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of December 31, 2004, there were 572,279,334 shares of Ciena common stock outstanding.

	Number			Beneficial	Percent of
	of Shares		Right to	Ownership	Outstanding
Name of Beneficial Owner	Owned(1)		Acquire(2)	Total(3)	Shares

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109(4)	50,797,910		—	50,797,910	8.9%
Patrick H. Nettles, Ph.D.	2,244,761		2,539,996	4,987,757	*
Gary B. Smith	18,075		1,792,242	1,810,317	*
Stephen B. Alexander	125,450	(5)	804,584	930,034	*
Joseph R. Chinnici	71,486		885,750	957,236	*
James F. Collier III	—		191,668	191,668	*
Nicholas S. Jeffery(6)	—		—	—	—
Stephen P. Bradley, Ph.D.	40,000		268,969	308,969	*
Harvey B. Cash(7)	378,898		158,969	537,867	*
Don H. Davis, Jr.	10,000		73,334	83,334	*
John R. Dillon	9,200		169,547	178,747	*
Lawton W. Fitt	—		174,170	174,170	*
Judith M. O’Brien	29,349	(8)	171,995	201,344	*
Michael J. Rowny	—		—	—	*
Gerald H. Taylor	2,000		167,774	169,774	*
All executive officers and directors as a group (22 persons)	4,283,241		11,025,205	15,308,446	2.6%

*	Represents less than 1%.

(1)	Excludes shares that may be acquired through the exercise of stock options, warrants or other rights.

(2)	Shares that can be acquired upon the exercise of stock options, warrants or other rights within sixty days of the date above.

(3)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(4)	Based solely on Schedule 13G/ A filed by FMR Corp. on July 12, 2004. Based on such Schedule 13G/ A, Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109, an affiliate of FMR Corp., is the beneficial owner of 38,109,534 shares or 6.7% of the outstanding shares of Ciena common stock at December 31, 2004.

(5)	Voting and investment power over shares held is shared with Mr. Alexander’s spouse.

(6)	Mr. Jeffery served as Ciena’s Senior Vice President, World Wide Sales until his departure in June 2004. Pursuant to SEC rules, Mr. Jeffery has been included among the “Named Executive Officers” for 2004.

(7)	Includes 221,486 shares of common stock owned by InterWest Partners VI, L.P. and 7,022 shares owned by InterWest Investors VI, L.P., which Mr. Cash may be deemed to beneficially own by virtue of his status as a Managing Director of InterWest Management Partners VI, LLC, which is the general partner of each limited partnership. Mr. Cash disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest therein. Also includes 145,000 shares owned by the Harvey B. Cash self-directed IRA, 2,691 shares owned by InterWest Management Profit Sharing Retirement Plan FBO Harvey B. Cash and direct ownership of 2,699 shares.

(8)	Voting and investment power over shares held is shared with Ms. O’Brien’s spouse.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth the compensation information for Ciena’s fiscal years ended October 31, 2002, 2003 and 2004 for Ciena’s Chief Executive Officer and the other four highest-paid executive officers as of October 31, 2004 whose salary and bonus for fiscal 2004 were in excess of $100,000. Pursuant to SEC rules, Mr. Jeffery, who served as Ciena’s former Senior Vice President, World Wide Sales until his departure in June 2004, has also been included in the compensation information below. The six individuals included in the compensation information below are collectively referred to as the “Named Executive Officers.” Information in the table below regarding Restricted Stock Unit Awards reflects the dollar value of the shares subject to the grant based upon the closing price per share of Ciena common stock on the grant date. Footnotes (1) and (2) to the table below describes the vesting terms of such restricted stock unit grants, the forfeiture of certain grants containing performance-based vesting, and the year end dollar value of such grants based upon the closing price per share of Ciena common stock of $2.47 on October 29, 2004.

				Long Term Compensation
				Awards

	Annual Compensation (4)			Restricted		Securities
				Stock Unit		Underlying	All Other
Name and Title	Year	Salary	Bonus	Award(s)(1)		Options	Compensation(3)

Patrick H. Nettles, Ph.D.,	2004	$300,000	$—	$—		300,000	$12,012
Executive Chairman of	2003	300,000	—	—		450,000	17,785
the Board of Directors	2002	561,538	—	—		—	7,611
Gary B. Smith	2004	$650,000	$—	$405,600		230,000	$6,662
President, Chief Executive	2003	650,000	—	—		700,000	6,002
Officer and Director	2002	650,000	3,000,000	—		700,000	3,278
Stephen B. Alexander	2004	$300,000	$—	$94,640		55,000	$3,342
Senior Vice President,	2003	300,000	—	—		300,000	1,110
Gen. Mgr, Transport and	2002	300,000	—	—		375,000	690
Switching Group, Chief Technology Officer
Joseph R. Chinnici	2004	$350,000	$—	$94,640		55,000	$9,463
Senior Vice President,	2003	350,000	—	—		300,000	10,770
Finance and Chief	2002	350,000	—	—		250,000	7,901
Financial Officer
James F. Collier III	2004	$298,558	$125,000	$166,240	(2)	455,000	$4,447
Senior Vice President,	2003	210,975	116,847	—		90,000	1,416
World Wide Sales
Nicholas S. Jeffery	2004	$201,089	$124,353	$94,640		305,000	$6,117
	2003	137,676	255,102	—		90,000	11,222

(1)	Restricted stock units granted in fiscal 2004 vest on the second anniversary of the December 9, 2003 grant date as to one third of the total number of restricted stock units granted, with an additional one third vesting on each of the third and fourth anniversaries of the grant date, provided the recipient remains employed by Ciena. All of the unvested restricted stock units vest upon a termination of service due to death or disability. At October 31, 2004, all of the restricted stock units granted during fiscal 2004 remained restricted. Based upon the $2.47 closing price per share of Ciena common stock on October 29, 2004, at the end of fiscal 2004: (a) the 60,000 restricted stock units held by Mr. Smith had a dollar value of $148,200, and (b) the 14,000 restricted stock units held by each of Messrs. Chinnici, Collier and Alexander, had a dollar value of $34,580. Restricted stock units granted to Mr. Jeffery terminated and were forfeited prior to the end of fiscal 2004.

(2)	In addition to the restricted stock units granted to Mr. Collier described in footnote (1) above, the amount set forth in the table above for Mr. Collier reflects the grant of 20,000 additional restricted stock units on May 18, 2004, valued at $71,600 based upon the $3.58 closing price per share of Ciena common stock on the date of the grant. These restricted stock units contained certain performance-based vesting terms. As a result of these terms, the 20,000 restricted stock units subject to this grant have been forfeited and therefore had no dollar value at the end of fiscal 2004.

(3)	Includes the following for fiscal 2004:

(a)	life insurance premiums of $714 for each Dr. Nettles, Mr. Smith, Mr. Alexander, and Mr. Chinnici, $643 for Mr. Collier, and $737 for Mr. Jeffery, paid by Ciena on behalf of all employees, for term life insurance coverage equal to two times the individual’s annual salary and bonus, up to a maximum of $500,000;

(b)	additional life insurance premiums of $199 for Mr. Smith and $129 for Mr. Jeffery pursuant to supplemental term life insurance policies that offer coverage above the cap in footnote (a) and equal to two times annual salary;

(c)	long-term disability premiums of $7,491 for Dr. Nettles, $2,674 for Mr. Smith, $570 for Mr. Alexander, $3,750 for Mr. Chinnici and $564 for Mr. Collier, paid by Ciena on their respective behalf pursuant to long-term disability insurance policies held by those individuals;

(d)	401(K) plan matching contributions, available to all employees, paid by Ciena of $3,808 to Dr. Nettles, $3,075 to Mr. Smith, $2,058 to Mr. Alexander, $3,000 to Mr. Chinnici, $3,239 to Mr. Collier and $5,251 to Mr. Jeffery; and

(e)	$2,000 received by Mr. Chinnici as a director of two of Ciena’s wholly-owned subsidiaries, for participation in regular meetings of the board of directors of those entities during fiscal 2004. Each of these subsidiaries was merged into Ciena in October 2004.

(4)	Salary information includes compensation deferrals of $65,060 by Mr. Smith and $2,854 by Mr. Collier in 2004. In August 1999, when Mr. Smith was Senior Vice President of Worldwide Sales, in order to induce him to remain with Ciena, Ciena entered into an agreement with him that provided that if he remained in Ciena’s employ until at least August 18, 2002, he would be paid an incentive bonus of $3,000,000. This amount was paid to Mr. Smith on or about August 18, 2002 and is reflected above in fiscal 2002 bonus information.

Option Grants in Last Fiscal Year

      The following table provides the specified information concerning options granted to the Named Executive Officers for the fiscal year ended October 31, 2004:

	Individual Grants

		Percentage
		of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise		Option Term(3)
	Options	in Fiscal	Price Per	Expiration
	Granted(1)	2004	Share(2)	Date	5%	10%

Patrick H. Nettles, Ph.D.	300,000	1.09%	$6.76	12/09/2013	$1,275,398	$3,232,109
Gary B. Smith	230,000	0.84%	6.76	12/09/2013	977,805	2,477,951
Stephen B. Alexander	55,000	0.20%	6.76	12/09/2013	233,823	592,553
Joseph R. Chinnici	55,000	0.20%	6.76	12/09/2013	233,823	592,553
James F. Collier III	150,000	0.55%	3.58	05/18/2014	337,716	855,840
	305,000	1.11%	6.76	12/09/2013	1,296,655	3,285,978
Nicholas S. Jeffery(4)	305,000	1.11%	6.76	—	—	—

(1)	Options vest and become exercisable 25% on the last day of the month in which the first anniversary of the grant occurs and 2.084% per month thereafter.

(2)	Options were granted at exercise prices equal to the fair market value of Ciena’s common stock at the close of business on the trading day prior to the date of grant. The exercise price is to be paid in cash or Ciena’s common stock.

(3)	The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation of 5% and 10% from the date of grant to the date of expiration of such options. These assumptions are not intended to forecast future appreciation of Ciena’s stock price. Ciena’s stock price may increase or decrease in value over the time period set forth above.

(4)	Mr. Jeffery’s stock options, including such options granted in 2004, terminated subsequent to his departure from Ciena in June 2004 and prior to the end of fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides the specified information concerning option exercises in the last fiscal year and the number and dollar value of unexercised options held as of October 31, 2004 by the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money Options at
	Shares		Options at 10/31/2004		10/31/2004 (2)
	Acquired	Value
	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick H. Nettles, Ph.D.	—	$—	2,375,381	607,419	$2,310,000	$—
Gary B. Smith	—	—	1,515,097	1,004,827	—	—
Stephen B. Alexander	—	—	694,313	408,337	63,426	—
Joseph R. Chinnici	29,786	169,184	793,343	350,671	570,746	—
James F. Collier III	—	—	78,283	541,717	—	—
Nicholas S. Jeffery(3)	—	—	—	—	—	—

(1)	Calculated on the basis of the fair market value of the purchased shares on the exercise date, less the aggregate exercise price.

(2)	Calculated on the basis of the fair market value of the underlying common stock as of the end of fiscal 2004, based upon the $2.47 closing price per share of Ciena common stock on October 29, 2004, less the aggregate exercise price.

(3)	Mr. Jeffery’s stock options terminated subsequent to his departure from Ciena in June 2004 and prior to the end of fiscal 2004.

Equity Compensation Plan Information

      The following table provides information as of October 31, 2004 with respect to the shares of Ciena’s common stock that may be issued under Ciena’s existing equity compensation plans.

	(A)		(C)
	Number of securities to be	(B)	Number of securities remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance under
	outstanding options,	price of outstanding	equity compensation plans (excluding
Plan category	warrants and rights	options, warrants and rights	securities reflected in Column (A))

Equity compensation plans approved by security holders(1)	17,945,828	$8.83	84,147,145	(2)(3)
Equity compensation plans not approved by security holders(4)	45,790,083	$6.10	16,981,142	(5)

Total	63,735,911	$6.87	101,128,287

(1)	Consists of the following equity compensation plans:

•	1994 Third Amended and Restated Stock Option Plan (the “1994 Plan”);

•	1996 Outside Directors Stock Option Plan;

•	2000 Equity Incentive Plan (the “2000 Plan”);

•	ESPP (excluding any additional shares issuable pursuant to Proposal No. 2 in this Proxy Statement, if approved); and

•	equity compensation plans assumed by Ciena in connection with its merger with ONI Systems Corp. (“ONI”), including, the ONI 1999 Equity Incentive Plan, the ONI 1998 Equity Incentive Plan and the ONI 1997 Stock Option Plan (“ONI Plans”).

(2)	The 1994 Plan incorporates an evergreen formula pursuant to which, on the last day of each of Ciena’s fiscal years 2001 through and including fiscal 2004, the number of shares available for issuance under the 1994 Plan automatically increased by 0.75% of the total number of shares of Ciena’s common stock then outstanding. As a result, the number of shares available under the 1994 Plan increased by 4,287,425 shares on October 31, 2004. The 2000 Plan incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the 2000 Plan automatically increases by 5% of the total number of shares of Ciena’s common stock outstanding on December 31 of the preceding year, unless the Compensation Committee determines to reduce the increase in that year. By action of the Compensation Committee, the amount of the increase under the 2000 Plan on January 1, 2004 was 2% of Ciena’s issued and outstanding shares, or 9,464,297 shares. The Compensation Committee determined not to increase the number of shares available under the 2000 Plan at January 1, 2005.

(3)	There are no shares available for future issuance under the ONI Plans. However, any shares subject to options or other awards under the ONI Plans that are forfeited upon cancellation of the option or award become available for grant and issuance under the 2000 Plan.

(4)	Consists of the following equity compensation plans:

•	1999 Non-Officer Stock Option Plan; and

•	equity compensation plans assumed by Ciena in connection with mergers or acquisitions and under which Ciena does not intend to grant options or other awards in the future, including the Cyras Systems, Inc. 1998 Stock Plan, the Omnia Communications, Inc. 1997 Stock Plan, the Lightera Networks, Inc. 1998 Stock Plan, the WaveSmith Networks, Inc. 2000 Stock Option and Incentive Plan, the Internet Photonics, Inc. 2000 Corporate Stock Option Plan and the Catena Networks, Inc. 1998 Equity Incentive Plan (collectively, the “Assumed Plans”).

(5)	Consists solely of shares available for issuance under the 1999 Non-Officer Stock Option Plan and excludes 3,159,187 shares available for future issuance under the Assumed Plans as of October 31, 2004.

1999 Non-Officer Stock Option Plan

      The Board of Directors approved the 1999 Non-Officer Stock Option Plan (the “1999 Plan”) on August 18, 1999. The 1999 Plan has not been submitted to Ciena’s stockholders for approval. The Compensation Committee of the Board of Directors administers the 1999 Plan.

      As of October 31, 2004, options to purchase 38,359,335 shares of Ciena’s common stock were outstanding under the 1999 Plan and 16,981,142 shares of common stock remained available for future issuance under the 1999 Plan. The weighted-average exercise price of the outstanding options was $7.02 per share. Shares issued under the 1999 Plan again become available for issuance if an option granted under the plan is cancelled for any reason prior to exercise or vesting in full.

      The 1999 Plan authorizes the grant of non-qualified options to purchase Ciena’s common stock to full-time employees and other individuals, as determined by the Compensation Committee. However, Ciena’s executive officers and directors cannot be granted options under the 1999 Plan. The exercise price of options granted under the 1999 Plan must be at least 85% of the fair market value of Ciena’s common stock on the date of grant.

      Each option will vest and become exercisable in installments over the option holder’s period of service with Ciena, as determined by the Compensation Committee.

      Options granted under the 1999 Plan will become exercisable on an accelerated basis in the event that Ciena is acquired and the options are not assumed or replaced by the acquiring entity.

      The Compensation Committee may amend, suspend or terminate the 1999 Plan at any time. However, any amendment, suspension or termination of the 1999 Plan may not alter or impair the rights of an option holder without his or her consent.

Employment Agreements and Change-in-Control Arrangements

      In April 1994, Ciena entered into an employment agreement with Dr. Nettles. The employment agreement specifies that Dr. Nettles is an employee at will. In the event that he is terminated without cause, as defined in the employment agreement, he will receive a severance payment equal to his monthly base salary until the earlier of the expiration of six months or the commencement of employment with a person or entity other than Ciena.

      Ciena has also entered into transfer of control/severance agreements with all of its executive officers, including Dr. Nettles and Messrs. Smith, Alexander, Chinnici and Collier. The agreements generally provide for the continuation of payment of up to one year of salary and bonus in the event that the officer’s employment is terminated without cause within one year following a change in control of Ciena or, upon a termination of employment by the employee for “good reason,” as such term is defined in the agreement. The agreements also provide that, in case of such a termination, the vesting of stock options held by the officer will be accelerated for up to one year. The agreement with Mr. Smith provides that, in the event that his employment is terminated without cause within one year following a change in control of Ciena, he is entitled to a payment of the greater of $3,000,000 or three times his then current base salary and bonus, as well as immediate vesting of all of his unvested options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Ciena specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

      The Committee administers Ciena’s executive compensation program. In this role, it establishes the compensation of Ciena’s Executive Chairman and its Chief Executive Officer and approves the compensation of the other members of Ciena’s senior executive team. The Committee also administers Ciena’s various equity compensation plans and its bonus plan, and exercises general oversight over Ciena’s compensation practices.

Compensation Policy and Practices

      The Committee has a charter and procedures that it follows in carrying out its responsibilities and it has developed a set of practices and guidelines that it uses to reach its decisions. It reviews the charter and its policies annually, modifying them as it believes desirable. While the Committee generally adheres to its compensation guidelines, significant changes in Ciena’s business or the markets in which it operates may cause the Committee to deviate from these guidelines as the Committee deems appropriate in order to attract, motivate, and retain talented executive officers and to serve the best interests of Ciena and its stockholders.

General

      As a general matter, the Committee seeks to formulate compensation plans that enable Ciena to attract and retain the highly qualified employees necessary to enable it to compete successfully. The Committee also seeks to align the financial interest of Ciena’s employees with those of its stockholders. We seek to attain these goals as to executive officers by offering competitive compensation arrangements and by linking a portion of each executive’s compensation to the achievement of financial and operational objectives. In implementing this policy we attempt to take into account both the long- and short-term interests of Ciena, which we believe will increase stockholder value over the long term.

      In establishing the compensation of the Executive Chairman and the Chief Executive Officer, and reviewing the proposed compensation for the other executive officers, the Committee considers, for each officer, the value of his or her role to Ciena, the contribution he or she makes to Ciena in that role, and the quality of his or her individual performance. The Committee also reviews market survey data for executive officers in comparable companies with which Ciena is most likely to compete for executive talent. The Committee uses the services of outside compensation consultants when it believes to do so would assist it carrying out its responsibilities.

      The Committee generally develops compensation plans, for both executive officers and the majority of Ciena’s salaried workforce, around three principal elements: a base salary, bonuses that depend on performance, and equity-based long-term incentive compensation.

Base Salary

      The Committee generally seeks to set base salaries for executive officers at or slightly above the 50th percentile of salaries for similar positions at comparable companies, taking into account the nature of the position, the responsibilities, skills and experience of the officer, and his or her performance. In view of Ciena’s performance, the Committee has generally not granted raises to executive officers since 2001, except to recognize promotions or changes in responsibility.

Bonus Program

      In normal circumstances, executive officers are eligible under Ciena’s bonus program to receive quarterly bonus payments that are dependent on Ciena’s success in achieving performance objectives established by the Committee. The purpose of the bonus program is to reward eligible officers for success in achieving predetermined objectives, usually tied to Ciena’s financial performance, established by the Committee. If the Committee determines that the objectives have been met for a particular quarter or that there are reasons to waive some aspect that was not met, Ciena pays bonuses to the executive officers in amounts representing a predetermined percentage of his or her base salary for the quarter. The percentage is based on the particular officer’s position and responsibilities and the extent to which the objectives were met. Under normal circumstances, the Chief Executive Officer has been eligible for a bonus of up to 100% of base salary; the Chief Financial Officer, up to 75% of base salary; and the remaining senior executives, up to 50% of base salary. Ciena has not paid cash bonuses to its senior executives since 2001.

Equity-Based Long-Term Incentive Compensation

      The Committee believes that long-term incentive compensation performs an essential role in attracting and retaining both senior executives and other employees and providing them long-term incentives to maximize stockholder value. Historically, Ciena has relied primarily on stock options for its long-term incentive program. A stock option becomes valuable only if Ciena’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to “vest.” This provides an incentive for an option holder to remain employed by Ciena. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to maximize stockholder value.

      The Committee believes that stock options are a particularly effective compensation tool as Ciena seeks to transform its business, since the value they deliver to employees is dependent on the return of Ciena to financial health and the resulting increase in the price of its stock. The Committee has also begun to use restricted stock awards as part of the long-term incentive compensation program for some executive officers. It treats restricted stock as a substitute for a portion of the options the Committee would otherwise have granted, as a general rule treating one share of restricted stock as roughly equivalent to an option to purchase four shares.

      This year, the Committee has, after studying the question, begun to incorporate performance goals in the vesting criteria for option grants to the executive leadership team. It believes, however, that time-based vesting continues to be desirable for some portion of the equity-based compensation of the senior executives because of its combination of retention and incentive effects.

      Ciena’s equity-based compensation program consists primarily of four plans:

•	1994 Third Amended and Restated Stock Option Plan (the “1994 Plan”), a plan under which executive officers, key employees and non-employee directors may be granted options;

•	1999 Non-Officer Stock Option Plan, a broad-based plan under which options may be granted to all employees other than executive officers;

•	Ciena Corporation 2000 Equity Incentive Plan (the “2000 Plan”), a plan under which executive officers, key employees and non-employee directors may be granted options, restricted stock, and other forms of equity-based compensation; and

•	1996 Outside Directors Stock Option Plan, a plan that provides for automatic grants to non-employee directors.

There are also options outstanding under various plans originally established by companies that Ciena has acquired but under which Ciena cannot or does not intend to grant options or other awards in the future.

      The Committee believes that stock options are an important element of compensation, not only for management, but also for many others in Ciena’s workforce. The Committee normally makes regular semi-annual grants to employees in amounts based on their level within the organization as adjusted for performance. Ciena also routinely makes grants to new employees, in connection with promotions, and to reward exceptional performance. The Committee considers, and where appropriate, grants options to certain employees that contain vesting terms that incorporate performance-based milestones.

      Executive officers may also participate in Ciena’s Employee Stock Purchase Plan, which enables them, as well as all full-time and certain part-time employees, to purchase shares of Ciena common stock at a discount to fair market value by using funds deducted from paychecks during the preceding six months.

      In general, the Committee’s goal is to keep the total number of shares of Common Stock covered by net new option grants to approximately 2.25% of the total shares of Common Stock outstanding. “Net new option grants” in this context, means total new grants during the fiscal year, reduced by existing options that expire unexercised or are forfeited.

Significant Compensation Decisions for Fiscal 2005

Salary

      The Committee determined at its meeting in October, 2004, that it would again generally make no changes to the salaries of Ciena’s executive officers (except in cases of promotions or changes of responsibility).

Bonus Program

      The Committee believes that, in principle, a bonus program is an appropriate and effective part of an overall compensation plan, and it intends to return to a regular bonus plan as soon as Ciena’s financial condition permits. At its regular meetings in October and December 2004 and a special meeting in November 2004, the Committee considered the possibility of adopting a bonus program for fiscal 2005 based on certain “stretch” financial goals. After extensive discussion, the Committee concluded not to take any definitive action but to reconsider the matter later in the year.

Equity Compensation of Executive Officers

      At its regular meeting in October 2004, the Committee approved a semi-annual grant of stock options to employees other than executive officers. At that meeting, and at a special meeting in November and its regular meeting in December 2004, the Committee discussed long-term equity incentive awards to executive officers. It considered the form and size of awards and the conditions for vesting. In particular, it considered tying the vesting of a portion of the awards to the achievement of financial or other goals. It discussed the form and amount of proposed awards with its independent compensation consultant.

      At its December meeting, the Committee approved grants of stock options to Ciena’s senior executives. One half of these options will vest in equal monthly installments over four years and the other half will vest upon the timely achievement of corporate targets for positive cash flow from operations.

Executive Chairman Compensation

      The Committee made no change in Dr. Nettles’ base salary for fiscal 2005 and made no long-term incentive grants.

Chief Executive Officer Compensation

      At a special meeting in November 2004, Mr. Smith recommended that the Committee approve a reduction of his annual base salary from $650,000 to $500,000. This recommendation to the Committee was voluntarily offered by Mr. Smith and was not related to his or Ciena’s performance. The Committee considered and accepted this recommendation. At its December 2004 meeting, at the conclusion of the process described above, the Committee determined to grant Mr. Smith an option to purchase 700,000 shares of stock, with the same vesting provisions as the options described above for the other executive officers. In determining the form and amount of this grant, the Committee took into account Mr. Smith’s performance, and the importance of providing him with sufficient incentives to remain with Ciena and carry on the work necessary to continue to effect Ciena’s repositioning, corporate transformation and return to profitability. The Committee also took into account information about recent stock option grants to the Chief Executive Officers of similar companies and the advice of its independent compensation consultant.

Income Tax Considerations

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the five most highly compensated executive officers. “Performance-based” compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). Ciena’s 1994 Plan and 2000 Plan were structured to qualify as “performance-based” and to satisfy the stockholder approval and outside director administration requirements of Section 162(m). In addition, all of the members of the Compensation Committee qualify as “outside directors.” Accordingly, compensation awarded by the Committee to the Named Executive Officers under the 1994 Plan or the 2000 Plan is intended to be deductible under Section 162(m). The Compensation Committee intends to structure performance-based compensation in the form of stock option grants or restricted stock to executive officers who may be subject to Section 162(m) in a manner that satisfies the requirements of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of Ciena.

Submitted by the members of the Compensation Committee: Judith O’Brien (Chairperson) Harvey B. Cash Don H. Davis Gerald Taylor

Compensation Committee Interlocks and Insider Participation

      Messrs. Cash, Davis and Taylor and Ms. O’Brien, who comprised the Compensation Committee in fiscal 2004, were not at any time during fiscal 2004, or at any other time, officers or employees of Ciena. During fiscal 2004, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Ciena served.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Ciena specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

      The Audit Committee met with management periodically during fiscal 2004 to consider the adequacy of Ciena’s internal controls, and discussed these matters with Ciena’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and with appropriate Ciena financial personnel. The Committee also discussed with senior management and PricewaterhouseCoopers LLP Ciena’s disclosure controls and procedures and the certifications by Ciena’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain filings with the Securities and Exchange Commission. The Committee has established a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities. It has also considered and overseen the implementation of accounting policies and their communication to financial and management personnel.

      The Audit Committee has reviewed and discussed Ciena’s audited financial statements for fiscal 2004 with management and with PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which relates to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP their independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2004 be included in Ciena’s Annual Report on Form 10-K for fiscal 2004 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee: Lawton W. Fitt (Chairperson) John R. Dillon Stephen P. Bradley, Ph.D. Michael J. Rowny

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

      The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit Ciena’s consolidated financial statements for the fiscal year ending October 31, 2005, and is asking stockholders to ratify this appointment at the Annual Meeting.

      PwC has audited our consolidated financial statements annually since Ciena’s incorporation in 1992. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. In making its recommendation to the Board of Directors to select PwC as Ciena’s independent registered public accounting firm for fiscal 2005, the Audit Committee has considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC. Information regarding fees billed by PwC for the years ended October 31, 2003 and 2004 is set forth under the heading “Relationship with Independent Registered Public Accounting Firm” below.

      Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Ciena and its stockholders.

Proposal No. 3 — Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that Ciena stockholders vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the current fiscal year.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The following table shows the fees that were billed to Ciena by PwC for professional services rendered for the fiscal years ended October 31, 2003 and 2004. In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PwC to Ciena for the fiscal years ended October 31, 2003 and 2004 were pre-approved by the Audit Committee.

Fee Category	2003	2004

Audit Fees	$655,000	$617,000
Audit-Related Fees	62,000	141,000
Tax Fees	555,000	280,000
All Other Fees	166,000	104,000

Total Fees	$1,438,000	$1,142,000

Audit Fees

      This category of the table above includes fees for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

      This category of the table above includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” These services include accounting advice and audit services in connection with acquisitions.

Tax Fees

      This category of the table above includes fees for tax compliance, tax advice, and tax planning. These services include tax return preparation, expatriate tax services and international VAT tax planning.

All Other Fees

      This category of the table above includes fees for products and services provided by PwC that are not included in the services reported above. These services include Sarbanes-Oxley Act related services and consulting services.

Pre-Approval of Services

      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), each year our independent registered public accounting firm provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Committee before the audit commences. Our independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

      Each year, management also submits to the Committee a list of non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Committee that the performance of the non-audit services on the list would not compromise the independence of our registered public accounting firm and would be permissible under all applicable legal requirements. The Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Our management and our independent registered public accounting firm report to the Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by Ciena for those services.

      To ensure prompt handling of unexpected matters, the Committee has authorized its Chairperson to amend or modify the list of approved permissible non-audit services and fees. If the Chairperson exercises this delegation of authority, he reports the action taken to the Committee at its next regular meeting.

      All audit and permissible non-audit services provided by PwC to Ciena for the fiscal years ended October 31, 2003 and 2004 were pre-approved by the Audit Committee.

STOCK PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total returns for an investment in the common stock of Ciena, the NASDAQ Telecommunications Index and the S&P 500 Index from October 31, 1999 to October 31, 2004. The NASDAQ Telecommunications Index includes manufacturers and distributors of digital equipment used in telecommunication, operators of wireless and fixed-line telecommunication services, independent radio and television contractors, film production, providers of television, and media services and programming facilities including those driven by subscription. This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by Ciena under the Securities Act of 1933 or the Exchange Act.

Assumes $100 invested in Ciena Corporation, NASDAQ Telecom Index and S&P 500 on October 31, 1999 with all dividends reinvested at month-end.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some proposals by stockholders may be eligible for inclusion in Ciena’s proxy statement for the 2006 Annual Meeting. Stockholder proposals must be submitted, along with proof of ownership of Ciena common stock in accordance with Rule 14a-8(b)(2), to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary. These submissions must comply with the rules of the SEC for inclusion in Ciena’s Proxy Statement and must be received no later than October 6, 2005. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

      SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in Ciena’s proxy statement with respect to discretionary voting. Stockholders intending to bring any business before an annual meeting must deliver written notice thereof to Ciena’s Corporate Secretary not less than 45 days prior to the anniversary of the date on which Ciena first mailed its proxy materials for its immediately preceding annual meeting of stockholders. The deadline for matters sought to be presented at the 2006 Annual Meeting is December 12, 2005. If a stockholder gives notice of such a proposal after the December 12, 2005 deadline, Ciena’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Ciena’s 2006 Annual Meeting. To make a submission, stockholders should provide written notice to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934, as amended, requires Ciena’s directors and officers, and persons who own more than 10% of Ciena’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish Ciena with copies of all Section 16(a) forms that they file.

      Based solely on Ciena’s review of the copies of such forms furnished to Ciena and written representations from our executive officers and directors, we believe that the following Section 16(a) filing requirements were not met:

•	Mr. Leòn filed one late Form 4 reporting two transactions;

•	Mr. Petrik filed two late Form 4s, one reporting two transactions and one reporting a single transaction; and

•	Mr. Collier filed one late Form 4 reporting one transaction.

ANNUAL REPORT ON FORM 10-K

      A copy of Ciena’s Annual Report to Stockholders for the fiscal year ended October 31, 2004 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

      Ciena filed its Annual Report on Form 10-K with the Securities and Exchange Commission on December 9, 2004. Ciena will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended October 31, 2004, excluding exhibits. Please send a written request to Investor Relations, Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland, 21090, or complete the request form on the investor relations page of Ciena’s website at www.ciena.com.

OTHER MATTERS

      Management knows of no matters to be presented for action at the Annual Meeting other than those mentioned in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Ciena.

HOUSEHOLDING OF PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS

      This year, a number of brokers with accountholders who are owners of Ciena common stock will be “householding” our proxy materials. This means that only one copy of this Proxy Statement and our Annual Report to Stockholders may have been sent to you and the other Ciena stockholders who share your address. Householding is designed to reduce the volume of duplicate information that stockholders receive and decrease Ciena’s printing and mailing expenses.

      If your household has received only one copy of our Proxy Statement and Annual Report to Stockholders, and you would prefer to receive separate copies of these documents, either now or in the future, please call us at (888) 243-6223, or write us at Ciena Corporation, 1201 Winterson Road, Linthicum, MD 21090, Attention: Investor Relations,. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

DIRECTIONS TO THE ANNUAL MEETING

From Baltimore

      Take Interstate 695 to Interstate 295 South (Exit 7A) to Interstate 195 East. Take Exit 1A from I-195 East to Interstate 170 North. Turn right at the second light onto Elm Road. Then turn left at the second light into the parking lot or hotel driveway.

From Annapolis

      Take Interstate 97 North (Dorsey Road) to Exit 176. Turn right after the exit. Turn right on Aviation Boulevard and go past the satellite parking. At the third light, turn left onto Elm Road. Then turn left at the second light into the hotel driveway.

From Washington D.C.

      Take I-295 North to I-195 East (BWI Airport Exit 1A) to I-170 North. Turn right at the second light onto Elm Road. Then turn left at the second light into the hotel driveway.

From Columbia

      Take Interstate 175 East to I-95 North to Exit 47 (I-195 East). Follow to Exit 1A to I-170 North. At the second light, turn right onto Elm Road. Then turn left at the second light into the hotel driveway.

MISCELLANEOUS

      Ciena will bear the cost of soliciting proxies. Ciena has retained the services of The Altman Group, for a fee of approximately $3,000 and reimbursement of reasonable out of pocket expenses, to assist in the solicitation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Ciena common stock, and normal handling charges may be paid for such forwarding service. Officers and other Ciena management employees, who will receive no additional compensation for their services, may solicit proxies by mail, e-mail, personal interview or telephone.

By Order of the Board of Directors,

Russell B. Stevenson, Jr.
Secretary

January 26, 2005

Linthicum, Maryland

ANNEX A

CIENA CORPORATION

2003 EMPLOYEE STOCK PURCHASE PLAN (AS PROPOSED TO BE AMENDED)

CIENA CORPORATION

2003 EMPLOYEE STOCK PURCHASE PLAN

      The Board of Directors of Ciena Corporation (the “Company”) has adopted this 2003 Employee Stock Purchase Plan (the “Plan”) to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Plan is for the benefit of the employees of the Company and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.	SHARES SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 25,000,000 shares; provided, that, beginning on December 31, 2005 and on each December 31 thereafter (the “Determination Date) there shall be added to the Plan an additional 5,000,000 shares; and provided further that, the number of shares so added on the Determination Date each year shall be reduced to the extent necessary that the total number of shares available for purchase under the Plan shall not at any time exceed 25,000,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the “Board”), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

2.	ADMINISTRATION.

      The Plan shall be administered under the direction of the Compensation Committee of the Board (the “Committee”). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.	INTERPRETATION.

      It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4.	ELIGIBLE EMPLOYEES.

      Any employee of the Company and its designated Affiliates as determined by the Board of Directors may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of an Offering Period (as defined in Section 7 below); (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is less than 21 hours per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term “participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.	PARTICIPATION IN THE PLAN.

      An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Benefits Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period. Enrollment in this Plan is limited to one Offering Period at a time.

6.	PAYROLL DEDUCTIONS.

      At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. An employee may not during any Offering Period change his or her amount or percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 20 below.

7.	RECORD OF PAYROLL DEDUCTIONS.

      The Company and participating Affiliates will cause to be maintained a record of amounts credited to each participating employee authorizing a payroll deduction pursuant to Section 6. The Company will not credit interest on the balance of the employees’ accounts during the Offering Period.

8.	OFFERING AND PURCHASE PERIODS.

      The Offering Periods and Purchase Period shall be determined by the Committee. The initial Offering Period shall commence on March  16, 2003 and end on March 15, 2005, and every Offering Period thereafter, shall commence on the six month anniversary of the commencement of the prior Offering Period and shall be a 24-month period until changed by the Committee. All individuals who are participating in the Plan on the last day of an Offering Period shall automatically be deemed to have elected to participate in the next Offering Period. The initial Purchase Period shall commence on March  16, 2003 and end on September 15, 2003, and every Purchase Period thereafter, shall commence immediately after the prior Purchase Period ends and shall be a six month period until changed by the Committee; provided, however, that if at the beginning of any Offering Period, the fair market value of Common Stock shall be less than the fair market value of Common Stock on the first day of any prior Offering Period which has not yet terminated, all individuals who are participating in the Plan for that prior Offering Period shall be automatically terminated from that prior Offering Period and be deemed to have elected to participate in the current Offering Period. All payroll deduction forms for the prior Offering Period will be deemed to apply to the current Offering Period.

9.	RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

      Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The purchase price of each share of Common Stock (the “Purchase Price”) shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the trading day immediately preceding the first trading day of the Offering Period or (ii) on the last trading day of the Purchase Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (i) and (ii) above or the par value of the Common Stock. For purposes of the Plan, “fair market value” means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange designated by the Board if there is more than one such exchange or market) on the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

10.	TIMING OF PURCHASE; PURCHASE LIMITATION.

      Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 25 below.

11.	ISSUANCE OF STOCK CERTIFICATES.

      As of the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Committee. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan and after the expiration of the qualifying holding period, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee’s own name and have the stock certificate delivered to the employee.

12.	WITHHOLDING OF TAXES.

      To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

13.	ACCOUNT STATEMENTS.

      The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, but no more frequently than every six months, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Purchase Period.

14.	PARTICIPATION ADJUSTMENT.

      If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

15.	CHANGES IN ELECTIONS TO PURCHASE.

      (a) A participating employee may, at any time prior to the fifth business day before the last day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

      (b) Any participating employee may decrease his or her payroll deduction or periodic cash payments, to take effect as soon as administratively practicable by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

      (c) Any participating employee may increase his or her payroll deduction or periodic cash payments, to take effect on the first day of the next following Offering Period by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

16.	TERMINATION OF EMPLOYMENT.

      In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is terminated by the Company prior to the last day of the Purchase Period, the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate.

17.	RETIREMENT.

      In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate the participating employee may elect, within 60 days after the date of such retirement or termination, but, in no event, later than the end of the current Purchase Period, one of the following alternatives:

      (a) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

      (b) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

      In the event the participating employee does not make an election within the aforesaid 60-day period, he or she will be deemed to have elected subsection 17(b) above.

18.	LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

      Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

      If such employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within 10 days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect one of the following alternatives:

      (a) The employee’s option to purchase shall be reduced to the number of shares that can be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

      (b) Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

      A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a) or (b) of this Section 18. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 18(b) above.

      If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 17 of this Plan.

19.	DEATH.

      In the event of the death of a participating employee while the employee’s option to purchase shares is in effect, the legal representatives of such employee may, within 60 days after the employee’s death (but no later than the last day of the Purchase Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

      (a) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

      (b) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

      In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee’s account shall be paid to such legal representatives.

20.	TERMINATION OF PARTICIPATION.

      A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

21.	ASSIGNMENT.

      No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22.	APPLICATION OF FUNDS.

      All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees’ accounts will not be segregated.

23.	NO RIGHT TO CONTINUED EMPLOYMENT.

      Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee’s employment at any time.

24.	AMENDMENT OF PLAN.

      The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price). An amendment to the Plan shall be contingent on approval of the stockholders of the Company only to the extent required by applicable law, regulations or rules or as provided by the Board.

25.	EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

      The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

26.	EFFECT OF CHANGES IN CAPITALIZATION.

      (a) Changes in Stock.

      If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

      (b) Reorganization in Which the Company Is the Surviving Corporation.

      Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

(c)	Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock.

      Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all current Purchase Periods and Offering Periods shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

      (d) Adjustments.

      Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

      (e) No Limitations on Company.

      The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27.	GOVERNMENTAL REGULATION.

      The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28.	STOCKHOLDER RIGHTS.

      Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, Proxy Statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29.	RULE 16B-3.

      Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30.	PAYMENT OF PLAN EXPENSES.

      The Company will bear all costs of administering and carrying out the Plan; provided however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to Section 11.

* * *

      This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 24th of January, 2003.

/s/ RUSSELL B. STEVENSON, JR.

Secretary of the Company

This Plan was duly approved by the stockholders of the Company at a meeting of the stockholders held on the 12th of March, 2003.

/s/ RUSSELL B. STEVENSON, JR.

Secretary of the Company

CIE-PS-05

PROXY

Ciena Corporation

Proxy Solicited on behalf of the Board of Directors
Annual Meeting of Stockholders to be held March 16, 2005

     The undersigned hereby appoints Gary B. Smith, Joseph R. Chinnici and Russell B. Stevenson, Jr., or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Ciena Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ciena Corporation to be held March 16, 2005, or any adjournment thereof, as follows:

1.   Election of Three Class II Directors by Stockholders.

☐ FOR all nominees listed below except as marked to the contrary:	☐ WITHHOLD AUTHORITY to vote for all nominees listed below:

Gary B. Smith	Harvey B. Cash	Judith M. O’Brien

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below):

     Exceptions: ______________________________________________________________

2.   Amendment to the 2003 Employee Stock Purchase Plan (“ESPP”) that will (a) increase the number of shares of common stock available for issuance under the ESPP to 25 million shares, and (b) beginning on December 31, 2005, annually increase the number of shares available for issuance under the ESPP by up to five million shares, provided that the total number of shares remaining available for issuance at any time under the ESPP shall not exceed 25 million.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.   Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

     THIS PROXY WILL BE VOTED AS INDICATED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER PROPERLY COMING BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

     PLACE AN “X” HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE MEETING. ☐
Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate:

_______________________ Signature of holder	____________________________ Signature of co-holder (if any)	____________________________ Date